Investor Contact:	Teri L. Miller
(954) 308-8216
terilmiller@sfngroup.com
Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE	(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

            FORT LAUDERDALE, Fla., October 27, 2010 — SFN Group Inc. (NYSE: SFN) today announced financial results for the third quarter ended September 26, 2010.

SFN Group president and CEO Roy Krause commented, “Our third quarter results again reflect improving industry trends and disciplined strategy execution.  Our team continues to effectively drive revenue growth across the business, while improving gross profit margins and managing expenses.  Adjusted EBITDA as a percentage of revenue increased to 3.6% and we achieved strong operating cash flow.”

FINANCIAL HIGHLIGHTS

•         Third quarter 2010 revenues were $527 million compared with $420 million last year.

•         Earnings from continuing operations in the third quarter were $6.0 million, or $0.11 per share, compared with breakeven results in the prior year.

•         Adjusted earnings from continuing operations (defined below) in the third quarter were $6.0 million, or $0.11 per share, compared with adjusted earnings from continuing operations in the same prior year period of $0.5 million, or $0.01 per share.

•         Adjusted EBITDA (defined below) in the third quarter was $18.9 million, or 3.6% of revenues, compared with $9.2 million, or 2.2% of revenues, in the prior year.

•         Total debt was $33.0 million at the end of the third quarter.  Availability under the credit facility was $134.1 million as of the end of the quarter.

Krause continued, “Long-term industry dynamics are positive and current industry trends continue to improve even in the face of slower U.S. economic growth.  Our business is positioned well to respond to market opportunities and we continue to invest in strategic growth areas such as recruitment process outsourcing and professional services where we have leading market positions.”

THIRD QUARTER OPERATING PERFORMANCE

In the third quarter, Professional Services revenues were up 37.7% compared with the same prior year period.  Professional Services represented 47.8% of total Company revenues and experienced increases due to the first quarter 2010 Tatum LLC acquisition and continued year over year growth in all skills and services.  Gross profit margin of 26.7% is up 230 basis points from the same period last year, primarily as a result of improved temporary staffing margins and growth in higher margin outsourcing and permanent placement services. Segment operating profit was $11.8 million in the third quarter or 4.7% of revenues, compared with $7.1million or 3.9% of revenues in the prior year.

Staffing Services revenues increased 16.0% year over year in the third quarter compared with the same period last year.  Gross profit margins increased 90 basis points from the same period last year primarily as a result of increased pay/bill spreads.  SG&A increased modestly compared with the prior year, allowing segment operating profit to increase to $5.9 million or 2.1% of revenues, compared with $0.2 million, or 0.1% of revenues, last year.

OUTLOOK

Revenue trends in the first three weeks of October reflect normal seasonal ramping and continued growth in most areas of the business resulting in anticipated growth in total Company revenues for the fourth quarter of 3% to 5% compared with the third quarter of 2010.  Based on our third quarter results, continued revenue growth trends and improving operating leverage, we now anticipate that we will achieve results in the upper half of our full year Adjusted EBITDA target range of 2.75% to 3.0% for 2010.

INVITATION TO CONFERENCE CALL

Management will host its conference call on October 28, 2010 at 9:00 a.m. Eastern time to discuss information contained in this release. The call may be accessed in one of the following ways:

Via the Telephone:

Please dial 1-(800) 230-1093

The conference call leader is Roy Krause

The pass code: SFN Group Third Quarter Earnings Call

Via the Internet:

You may access the call via the Internet through the Company’s Web site: www.sfngroup.com.

Replay:

A replay of the call will be available one hour after the live call has ended. You may listen to the replay of the call over the Internet through www.sfngroup.com.

ABOUT SFN GROUP, Inc.

SFN Group (NYSE:SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 60 years.

With approximately 550 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 160,000 people annually through its network and is one of North America’s largest employers. SFN provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visit www.sfngroup.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – if the current economic downturn continues for a significant period or there is further deterioration in the economy, we could experience lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse affect on our operations;

Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly. These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

SFN Group Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP).   Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related items.  Items excluded from the calculation of adjusted earnings (loss) from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives.  Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings (loss) from continuing operations.  Adjusted earnings (loss) and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations.  Adjusted earnings (loss) and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

SFN GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 26, 2010	September 27, 2009
Revenues(1)	$527,123	$420,197
Cost of services	414,465	338,558
Gross profit(2)	112,658	81,639
Selling, general and administrative expenses	98,383	77,460
Amortization of intangibles	2,105	1,624
Interest expense	1,574	1,228
Interest income	(34)	(41)
Restructuring and other charges	-	896
	102,028	81,167

Earnings from continuing operations before income taxes	10,630	472
Income tax expense	(4,666)	(525)

Earnings (loss) from continuing operations	5,964	(53)
Earnings from discontinued operations, net of tax	-	-
Net earnings (loss)	$5,964	$(53)

Earnings (loss) per share, Basic and Diluted:
Earnings from continuing operations	$0.11	$-
Earnings from discontinued operations	-	-
	$0.11	$-

Weighted-average shares used in computation of earnings per share:
Basic	52,702	51,743
Diluted	54,746	51,743

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Nine Months Ended
	September 26,	September 27,
	2010	2009
Revenues(1)	$1,504,213	$1,255,246
Cost of services	1,201,903	1,007,356
Gross profit(2)	302,310	247,890
Selling, general and administrative expenses	278,686	243,923
Amortization of intangibles	6,128	4,879
Interest expense	4,723	2,713
Interest income	(92)	(131)
Restructuring and other charges	3,302	5,069
	292,747	256,453

Earnings (loss) from continuing operations before income taxes	9,563	(8,563)
Income tax (expense) benefit	(3,895)	2,460

Earnings (loss) from continuing operations	5,668	(6,103)
Loss from discontinued operations, net of tax	(160)	(399)
Net earnings (loss)	$5,508	$(6,502)

Earnings (loss) per share, Basic:(3)
Earnings (loss) from continuing operations	$0.11	$(0.12)
Loss from discontinued operations	-	(0.01)
	$0.11	$(0.12)

Earnings (loss) per share, Diluted:(3)
Earnings (loss) from continuing operations	$0.10	$(0.12)
Loss from discontinued operations	-	(0.01)
	$0.10	$(0.12)

Weighted-average shares used in computation of loss per share:
Basic	52,363	52,022
Diluted	54,467	52,022

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3) Loss per share amounts are calculated independently for each component and may not add due to rounding.

SFN GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	September 26,	December 27,
Assets	2010	2009
Current Assets:
Cash and cash equivalents	$5,800	$8,034
Receivables, less allowance for doubtful accounts of $2,999 and $2,261, respectively	297,926	228,180
Deferred tax asset	11,684	10,236
Other current assets	13,204	11,430
Total current assets	328,614	257,880
Property and equipment, net of accumulated depreciation of $151,317 and $140,985, respectively	40,287	49,737
Deferred tax asset	131,153	135,695
Goodwill	31,073	810
Trade names and other intangibles, net	62,909	57,427
Other assets	21,004	22,042
	$615,040	$523,591

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving line of credit	$30,734	$12,352
Accounts payable and other accrued expenses	85,181	57,403
Accrued salaries, wages and payroll taxes	67,229	46,381
Accrued insurance reserves	20,331	19,037
Accrued income tax payable	-	806
Other current liabilities	6,093	6,399
Total current liabilities	209,568	142,378
Long-term debt, net of current portion	2,221	1,246
Accrued insurance reserves	18,745	14,617
Deferred compensation	15,827	14,702
Other long-term liabilities	5,503	4,692
Total liabilities	251,864	177,635
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,271,700 and 15,896,160 shares, respectively	(98,116)	(113,421)
Additional paid-in capital	849,900	853,516
Accumulated deficit	(392,702)	(398,210)
Accumulated other comprehensive income	3,441	3,418
Total stockholders' equity	363,176	345,956
	$615,040	$523,591

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Adjusted earnings (loss) from continuing operations	$5,964	$493	$7,679	$(3,016)
Restructuring and other charges, net of tax benefit	-	(546)	(2,011)	(3,087)
Earnings (loss) from continuing operations	5,964	(53)	5,668	(6,103)
Earnings (loss) from discontinued operations, net of tax	-	-	(160)	(399)
Net earnings (loss)	$5,964	$(53)	$5,508	$(6,502)

Per share-Diluted amounts (1) :
Adjusted earnings (loss) from continuing operations	$0.11	$0.01	$0.14	$(0.06)
Restructuring and other charges, net of tax benefit	-	(0.01)	(0.04)	(0.06)
Earnings (loss) from continuing operations	0.11	-	0.10	(0.12)
Loss from discontinued operations, net of tax	-	-	-	(0.01)
Net earnings (loss)	$0.11	$-	$0.10	$(0.12)
Weighted-average shares used in computation of earnings (loss) per share	54,746	51,743	54,467	52,022

(1) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Adjusted EBITDA from continuing operations	$18,936	$9,162	$38,210	$19,156
Interest income	34	41	92	131
Interest expense	(1,574)	(1,228)	(4,723)	(2,713)
Restructuring and other charges	-	(896)	(3,302)	(5,069)
Depreciation and amortization	(6,766)	(6,607)	(20,714)	(20,068)
Earnings (loss) from continuing operations before income taxes	10,630	472	9,563	(8,563)
Income tax (expense) benefit	(4,666)	(525)	(3,895)	2,460
Earnings (loss) from continuing operations	$5,964	$(53)	$5,668	$(6,103)
Adjusted EBITDA as a percentage of revenue	3.6%	2.2%	2.5%	1.5%

SFN GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)
Three Months Ended				Nine Months Ended
September 26, 2010		June 27, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Revenues:
Professional Services	$251,857	$250,087	$182,911	$721,519	$559,372
Staffing Services	275,266	263,876	237,286	782,694	695,874
Segment revenue	$527,123	$513,963	$420,197	$1,504,213	$1,255,246
Gross profit:
Professional Services	$67,219	$63,949	$44,574	$181,115	$141,094
Staffing Services	45,439	41,443	37,065	121,195	106,796
Segment gross profit	$112,658	$105,392	$81,639	$302,310	$247,890
Segment SG&A:
Professional Services	$(55,422)	$(55,318)	$(37,454)	$(156,880)	$(123,843)
Staffing Services	(39,529)	(36,774)	(36,912)	(111,706)	(110,853)
Segment SG&A	$(94,951)	$(92,092)	$(74,366)	$(268,586)	$(234,696)
Segment operating profit (loss):
Professional Services	$11,797	$8,631	$7,120	$24,235	$17,251
Staffing Services	5,910	4,669	153	9,489	(4,057)
Segment operating profit	17,707	13,300	7,273	33,724	13,194
Unallocated corporate costs	(3,432)	(3,518)	(3,094)	(10,100)	(9,227)
Amortization of intangibles	(2,105)	(2,116)	(1,624)	(6,128)	(4,879)
Interest expense	(1,574)	(1,688)	(1,228)	(4,723)	(2,713)
Interest income	34	27	41	92	131
Restructuring and other charges	-	(974)	(896)	(3,302)	(5,069)
Earnings (loss) from continuing operations before income taxes	$10,630	$5,031	$472	$9,563	$(8,563)
MEMO:
Gross profit margin:
Professional Services	26.7%	25.6%	24.4%	25.1%	25.2%
Staffing Services	16.5%	15.7%	15.6%	15.5%	15.3%
Total SFN Group, Inc.	21.4%	20.5%	19.4%	20.1%	19.7%
Segment SG&A:
Professional Services	22.0%	22.1%	20.5%	21.7%	22.1%
Staffing Services	14.4%	13.9%	15.6%	14.3%	15.9%
Total SFN Group, Inc.	18.0%	17.9%	17.7%	17.9%	18.7%
Segment operating profit (loss):
Professional Services	4.7%	3.5%	3.9%	3.4%	3.1%
Staffing Services	2.1%	1.8%	0.1%	1.2%	(0.6%)
Total SFN Group, Inc.	3.4%	2.6%	1.7%	2.2%	1.1%
Segment revenue per billing day:
Professional Services	$3,998	$3,938	$2,903	$3,797	$2,944
Staffing Services	$4,369	$4,156	$3,766	$4,119	$3,662
Total SFN Group, Inc. (1)	$8,367	$8,094	$6,670	$7,917	$6,607
Supplemental Cash Flow and Other Information:
Operating cash flow	$13,239	$(91)	$(7,822)	$16,863	$30,574
Capital expenditures	$1,284	$1,231	$303	$3,025	$1,834
Depreciation and amortization	$6,766	$7,056	$6,607	$20,714	$20,068
DSO	52	50	50	52	50
Billing Days	63.0	63.5	63.0	190.0	190.0
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended			Nine Months Ended
	September 26, 2010	June 27, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Professional Services
Revenues by Skill:
Information Technology	$128,413	$126,972	$109,155	$373,379	$338,533
Finance & Accounting	45,381	43,076	20,490	123,493	65,337
Administration	15,189	14,985	10,341	44,135	39,664
Other	62,874	65,054	42,925	180,512	115,838
Segment Revenues	$251,857	$250,087	$182,911	$721,519	$559,372
Revenues by Service:
Temporary Staffing	$192,831	$190,464	$143,415	$556,035	$455,869
Outsourcing & Other	51,634	53,584	34,647	147,613	88,834
Permanent Placement	7,392	6,039	4,849	17,871	14,669
Segment Revenues	$251,857	$250,087	$182,911	$721,519	$559,372
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	25.0%	23.9%	23.2%	23.8%	23.6%
Outsourcing & Other	22.4%	23.2%	18.5%	21.0%	21.3%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	26.7%	25.6%	24.4%	25.1%	25.2%
Revenues per billing day by Skill: (1)
Information Technology	$2,038	$2,000	$1,733	$1,965	$1,782
Finance & Accounting	$720	$678	$325	$650	$344
Administration	$241	$236	$164	$232	$209
Other	$998	$1,024	$681	$950	$610
Revenues per billing day by Service: (1)
Temporary Staffing	$3,061	$2,999	$2,276	$2,927	$2,399
Outsourcing & Other	$820	$844	$550	$777	$468
Permanent Placement	$117	$95	$77	$94	$77
Staffing Services
Revenues by Skill:
Clerical	$145,438	$141,808	$135,650	$426,139	$424,606
Light Industrial	129,828	122,068	101,636	356,555	271,268
Segment Revenues	$275,266	$263,876	$237,286	$782,694	$695,874
Revenues by Service:
Temporary Staffing	$273,364	$261,904	$235,937	$776,962	$691,441
Permanent Placement	1,902	1,972	1,349	5,732	4,433
Segment Revenues	$275,266	$263,876	$237,286	$782,694	$695,874
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	15.9%	15.1%	15.1%	14.9%	14.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	16.5%	15.7%	15.6%	15.5%	15.3%
Revenues per billing day by Skill: (1)
Clerical	$2,309	$2,233	$2,153	$2,243	$2,235
Light Industrial	$2,061	$1,922	$1,613	$1,877	$1,428
Revenues per billing day by Service: (1)
Temporary Staffing	$4,339	$4,124	$3,745	$4,089	$3,639
Permanent Placement	$30	$31	$21	$30	$23
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.